SENECA FOODS CORPORATION
                           1162 Pittsford-Victor Road
                            Pittsford, New York 14534


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the shareholders of SENECA FOODS CORPORATION will be held at 3736 South Main Street, Marion, New York, on Friday, August 3, 2001, at 1:00 p.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect three directors to serve until the Annual Meeting of shareholders in 2004 and until their successors are duly elected and shall qualify.

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2002.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Accompanying this notice is a form of proxy and Proxy Statement. If you are unable to be present in person at the Meeting, please sign the enclosed form of proxy and return it in the enclosed envelope. If you attend the Meeting and vote personally, the proxy will not be used. Only shareholders of record at the close of business on June 15, 2001, will be entitled to vote at the Meeting and any adjournment thereof. The prompt return of your proxy will save the expense of further communications.

     A copy of the Annual Report for the fiscal year ended March 31, 2001, also accompanies this Notice.

                                          By order of the Board of Directors,



                                          JEFFREY L. VAN RIPER
                                          Secretary

DATED:     Pittsford, New York
           June 26, 2001


IT IS IMPORTANT THAT THE ENCLOSED PROXY BALLOT BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                 PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS OF

                            SENECA FOODS CORPORATION
                            ------------------------

                         Date of Mailing: June 26, 2001

                 Annual Meeting of Shareholders: August 3, 2001


     The enclosed proxy is solicited by the Board of Directors of Seneca Foods Corporation (hereinafter called the "Company"). Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy. The signing of the form of proxy will not preclude the shareholder from attending the Annual Meeting (the "Meeting") and voting in person. Shares represented by proxy will be voted in accordance with the directions of the shareholder. The directors of the Company know of no matters to come before the meeting other than those set forth in this Proxy Statement. In the event any other matter may properly be brought before the meeting, the proxy holders will vote the proxies in their discretion on such matter. If no choices are specified on the proxy, the proxy will be voted FOR the proposals discussed in this Proxy Statement.

     All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

     Only record holders of the voting stock at the close of business on June 15, 2001 (the "Record Date") are entitled to vote at the Meeting. On that day the following shares were issued and outstanding: (i) 3,814,345 shares of Class A common stock, $0.25 par value per share ("Class A Common Stock"); (ii) 2,767,357 shares of Class B common stock, $0.25 par value per share ("Class B Common Stock"), and together with the Class A Common Stock, sometimes collectively referred to as the "Common Stock"); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share ("6% Preferred Stock"); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.025 stated value per share ("10% Series A Preferred Stock"); (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.025 stated value per share ("10% Series B
Preferred Stock"); and (vi) 3,576,183 shares of Convertible Participating Preferred Stock with $0.025 par value per share (the "Convertible Participating Preferred Stock"). The shares of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock are entitled to one vote per share on all matters submitted to the Company's shareholders. The shares of Class A Common Stock are entitled to one-twentieth (1/20) of one vote per share on all matters submitted to the Company's shareholders. The shares of 6% Preferred Stock are entitled to one vote per share, but only with respect to the election of directors. The shares of Convertible Participating Preferred Stock are not currently entitled to vote on matters submitted to shareholders (other than as required by law); however, these shares are convertible on a share-for-share basis into shares of Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.

     At the Meeting, shareholders of the Company will consider and vote upon the following matters:

(1) To elect three directors to serve until the Annual Meeting of shareholders in 2004 and until each of their successors is duly elected and shall qualify.

(2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2002.

(3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors of the Company unanimously recommends a vote FOR each of the items set forth above.

                                   PROPOSAL 1


ELECTION OF DIRECTORS

     Under the By-Laws of the Company, its Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each. At this annual meeting three directors will be elected to serve until the annual meeting in 2004 and until their successors are duly elected and shall qualify.

     Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary as provided therein, the enclosed Proxy will be voted FOR the election of the three nominees listed below.

     Although the directors do not contemplate that any of the nominees will be unable to serve, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee, to be elected as a director, must receive the affirmative vote of a plurality of the votes cast at the Meeting by the shareholders entitled to vote thereon.

     The following table sets forth certain information with respect to the nominees for election as directors and directors whose terms continue beyond the meeting:

                                                                                                     Served as
                                                                                                      Director
Nominee                    Principal Occupation for Past Five Years (1)                        Age      Since
-------                    ----------------------------------------                            ----  ---------

                           Nominees Standing for Election
                           ------------------------------
To serve until the annual meeting of shareholders in 2004 and until their successors are duly elected and shall qualify:

Andrew M. Boas (4)         General Partner of Carl Marks Management                             46      1998
                           Company, L.P.; President of Carl Marks
                           Offshore Management, Inc. since 1994; Vice President of
                           CM Capital; Vice President of Carl Marks
                           & Co., Inc. (7)

Douglas F. Brush           Chairman and Chief Executive Officer of                              47        -
                           John D. Brush & Company, Inc.,
                           Rochester, New York.

Susan W. Stuart (3)        Marketing Consultant, Fairfield, Connecticut.                        46      1986

                           Directors Whose Terms Expire in 2002
                           ------------------------------------
Robert T. Brady            Chairman and Chief Executive Officer of Moog Inc.,                   60      1989
                           East Aurora, New York (manufacturer of control
                           systems). (2)

G. Brymer Humphreys        President, Humphreys Farm Inc.,                                      60      1983
                           New Hartford, New York.

Arthur S. Wolcott (3)      Chairman of the Company.                                             75      1949

                           Directors Whose Terms Expire in 2003
                           ------------------------------------
Arthur H. Baer (4)         President of Arrow Electronics Inc. (Europe) since January           54      1998
                           2000; President of Hudson Valley Publishing, Inc. from 1998 to 1999; President of XYAN Inc. from 1996 to 1998.

Edward O. Gaylord          Chairman of Jacintoport Terminal Company from                        69      1975
                           1989 to present; Chairman of EOTT Energy Corporation
                           from 1993 to 2000; President of Gaylord & Company from
                           1993 to 2000. (5)

Kraig H. Kayser            President and Chief Executive Officer of the Company. (6)            40      1985



(1) Unless otherwise indicated, each nominee has had the same principal occupation for at least the past five years.
(2)  Mr. Brady is also a director of the following publicly-held companies:
     Acme Electric Corporation, Astronics Corporation,
     M & T Bank Corporation, Moog Inc. and National Fuel Gas Corp.
(3)  Susan W. Stuart and Arthur S. Wolcott are daughter and father.
(4) Messrs. Boas and Baer were nominated to the Company's Board of Directors pursuant to the terms of a Stock Purchase Agreement dated as of June 22, 1998, by and between the Company and Carl Marks Strategic Investments, L.P. and related entities (collectively the "Investors"). Certain substantial shareholders of the Company have agreed to vote their shares in favor of Messrs. Boas and Baer. This voting arrangement will continue in effect until the Investors, in the aggregate, own less than 10% of the outstanding Class A Common Stock (assuming conversion of the Convertible Participating Preferred Stock).
(5)  Mr.  Gaylord is also a director of the following  publicly-held  companies:
     Kinder Morgan Energy Partners, Imperial Sugar Company and EOTT Energy Corporation. Mr. Gaylord is a Director of the Houston branch of the Federal Reserve Bank of Dallas.
(6)  Mr. Kayser is also a  director  of  the  following  publicly-held  company:
     Moog Inc.
(7)  Mr. Boas is  also a  director  of the  following publicly-held   company:
     Thousand Trails, Inc. and Anchor Glass Container Corp.

OWNERSHIP OF SECURITIES

     Ownership by Management. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Class A Common Stock, Class B Common Stock, 6% Preferred Stock, 10% Series A Preferred Stock, 10% Series B Preferred Stock, and Convertible Participating Preferred Stock by each nominee and director and by all directors, nominees and officers as a group as of April 1, 2001. ("Beneficial ownership" for these purposes is determined in accordance with applicable Securities and Exchange Commission ["SEC"] rules and includes shares over which a person has sole or shared voting power or investment power):

                                                                          Shares (1)
                                                                       Beneficially           Percent
Nominees for Election               Title of Class                         Owned             of Class
---------------------               --------------                     ------------          --------

Andrew M. Boas                      Convertible Participating
                                    Preferred Stock (9)                2,995,736                83.76  %

Douglas F. Brush                                      - (10)                   -                    -
                                                      - (10)                   -                    -

Susan W. Stuart                     Class A Common Stock (16)            228,834                 5.99
                                    Class B Common Stock (17)            426,458                15.39
                                    6% Preferred Stock                    25,296                12.65

                                                                          Shares (1)
Directors Whose Terms                                                  Beneficially           Percent
  do not Expire                     Title of Class                         Owned             of Class
---------------------               --------------                     ------------          --------

Arthur H. Baer                      Class B Common Stock                   2,000                   -(3)

Edward O. Gaylord                   Class A Common Stock                   4,544                   -(3)
                                    Class B Common Stock                   4,544                   -(3)

Kraig H. Kayser                     Class A Common Stock (11)            354,043                 9.27
                                    Class B Common Stock (12)            381,798                13.78
                                    6% Preferred Stock (13)                8,000                 4.00
                                    10% Series A Preferred Stock (14)    173,812                42.68
                                    10% Series B Preferred Stock (15)    165,080                41.27

Robert T. Brady                                                                -(2)                 -(3)


G. Brymer Humphreys                 Class A Common Stock                     800                    -(3)
                                    Class B Common Stock                     800                    -(3)

Arthur S. Wolcott                   Class A Common Stock (4)             342,819                 8.98
                                    Class B Common Stock (5)             269,579                 9.73
                                    6% Preferred Stock (6)                32,844                16.42
                                    10% Series A Preferred Stock (7)     212,840                52.26
                                    10% Series B Preferred Stock (8)     212,200                53.05

All directors, nominees             Class A Common Stock (19)            563,389                14.77
and officers as a group (18)        Class B Common Stock (20)            546,221                19.74
                                    6% Preferred Stock (21)               66,140                33.07
                                    10% Series A Preferred Stock (22)    386,652                94.94
                                    10% Series B Preferred Stock (23)    377,280                94.32
                                    Convertible Participating
                                    Preferred Stock (24)               2,995,736                83.76



(1) Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person. No stock options are held by any of the named individuals or the group. The holdings of Class A Common Stock and Class B Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 preferred shares, respectively, for each share of Common Stock. The holdings of Class A Common Stock do not include the shares obtainable upon conversion of the Convertible Participating Preferred Stock, which is currently convertible into shares of Class A Common Stock on a one-for-one basis.

(2) Does not include 300 shares of Class A Common Stock and 300 shares of Class B Common Stock owned by Mr. Brady's children as to which Mr. Brady disclaims beneficial ownership.

(3)  Less than 0.1%.

(4) The shares in the table include (i) 44,029 shares of Class A Common Stock held by Mr. Wolcott's wife, (ii) 2,034 shares held by the Company's Tax Credit Employee Stock Ownership Plan Trust (the "PAYSOP"), of which Mr. Wolcott is a trustee, (iii) 76,936 shares held by the Foundation, of which Mr. Wolcott is a Director. The shares reported in the table do not include
     (i) 284,134 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart), or (ii) 186,637 shares held by Seneca Foods Corporation Employee Savings Plan (the "401(k) Plan"), over which the Company's officers may be deemed to have shared voting and investment power. Mr. Wolcott has shared voting and investment power with respect to the shares held by the PAYSOP and the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(5) The shares in the table include (i) 2,097 shares of Class B Common Stock held by Mr. Wolcott's wife, (ii) 2,034 shares held by the PAYSOP, of which Mr. Wolcott is a trustee, (iii) 156,376 shares held by the Pension Plan, of which Mr. Wolcott is a trustee and (iv) 56,424 shares held by the Foundation, of which Mr. Wolcott is a director. The shares in the table do not include 410,998 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart). Mr. Wolcott has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families.

(6) Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott's offspring (including Susan W.
     Stuart), as to which Mr. Wolcott disclaims beneficial ownership.

(7) These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.

(8) These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.

(9) These shares are convertible on a share-for-share basis into 2,995,736 shares of Class A Common Stock. Includes 2,995,736 shares of Convertible Participating Preferred Stock owned by Investors, as to which Mr. Boas disclaims beneficial ownership. Does not include 251,520 shares of Convertible Participating Preferred Stock owned by Edwin Marks which are related to the Investors via common ownership in certain entities and family relationships and which sometimes are collectively referred to as the "Related Marks Shareholders". Mr. Boas disclaims beneficial ownership of the stock owned by the Related Marks Shareholders.

(10) Mr. Brush does not own shares of the Company at this time.

(11) Mr. Kayser has sole voting and investment power over 53,728 shares of Class A Common Stock owned by him and sole voting but no investment power over 12,150 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 75,894 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares reported in the table include (i) 2,034 shares held by the PAYSOP, of which Mr. Kayser is a trustee. The shares reported in the table do not include (i) 14,902 shares owned by Mr. Kayser's mother, (ii) 19,000 shares held in trust for Mr. Kayser's mother, (iii) 7,192 shares held by Mr. Kayser's brother, or (iv) 186,637 shares held by the 401(k) Plan, over which the Company's officers may be deemed to have shared voting and investment power. Mr. Kayser has shared voting and investment power with respect to the shares held by the PAYSOP and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother, the shares held by his brother and the shares held by the 401(k) Plan.

(12) Mr. Kayser has sole voting and investment power over 80,170 shares of Class B Common Stock he owns and sole voting but no investment power over 10,150 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 76,644 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 2,034 shares held by the PAYSOP, of which Mr. Kayser is a trustee, (ii) 156,376 shares held by the Pension Plan, of which Mr. Kayser is a trustee and (iii) 56,424 shares held by the Foundation, of which Mr. Kayser is a director. The shares in the table do not include (i) 14,912 shares owned by Mr. Kayser's mother, or (ii) 19,000 shares held in trust for Mr. Kayser's mother. Mr. Kayser has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother.

(13) Does not include 27,536 shares of 6% Preferred Stock held by Mr. Kayser's brother, as to which Mr. Kayser disclaims beneficial ownership. See also the table in "Principal Owners of Voting Stock".

(14) Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts described in notes 11 and 12 above. The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

(15) Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts described in notes 11 and 12 above. The total 165,080 shares of 10% Series B Preferred Stock are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.

(16) The shares in the table include (i) 11,276 shares of Class A Common Stock held by Ms. Stuart's husband, (ii) 7,782 shares owned by her sister's sons, of which Ms. Stuart is the trustee, (iii) 2,034 shares held by PAYSOP, of which Ms. Stuart is a trustee, (iv) 76,936 shares held by the Foundation, of which Ms. Stuart is a trustee. Ms. Stuart has shared voting and investment power with respect to the shares held by the PAYSOP and the Foundation and sole voting and investment power with respect to the shares owned by her sister's sons. She disclaims beneficial ownership of the shares held by her husband.

(17) The shares reported in the table include (i) 17,452 shares of Class B Common Stock held by Ms. Stuart's husband, (ii) 26,310 shares owned by her sister's sons, of which Ms. Stuart is the trustee, (iii) 2,034 shares held by the PAYSOP, of which Ms. Stuart is a trustee, (iv) 156,376 shares held by the Pension Plan, of which Ms. Stuart is a trustee and (v) 56,424 shares held by the Foundation, of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's sons. She disclaims beneficial ownership of the shares held by her husband.

(18) Does not include 702,324 shares of Class A Common Stock or 202,162 shares of Class B Common Stock owned by the Related Marks Shareholders, as to which Andrew Boas disclaims beneficial ownership. See note 9 above.

(19) See notes 2, 4, 9, 10, 11, 16 and 18 above.

(20) See notes 2, 5, 10, 12 and 17 above.

(21) See notes 6 and 13 above.

(22) See notes 7 and 14 above.

(23) See notes 8 and 15 above.

(24) See note 9 above.

     Principal Owners of Voting Stock. The following table sets forth, as of April 1, 2001, certain information with respect to persons known by the Company to be the beneficial owners of more than five percent of the classes of stock. ("Beneficial ownership" for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.) The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock. The holdings of Class A Common Stock listed in the table do not include the shares obtainable upon conversion of the Convertible Participating Preferred Stock, which is convertible into Class A Common Stock on a one-for-one basis.

                                                    Amount of Shares and Nature
                                                      of Beneficial Ownership
                      -----------------------------------------------------------------------------------
                                                  Sole Voting/      Shared Voting/
                      Name and Address of          Investment        Investment                  Percent
Title of Class          Beneficial Owner              Power             Power         Total      of Class
--------------        --------------------        ------------      --------------    -----      --------

6% Preferred Stock    Arthur S. Wolcott (1)           32,844               --          32,844     16.42%

                      L. Jerome Wolcott, Sr. Trust        --           15,222 (2)      15,222      7.61
                      Southbury, Connecticut

                      Kurt C. Kayser                  27,536 (3)           --          27,536     13.77
                      Sarasota, Florida

                      Susan W. Stuart                 25,296 (4)           --          25,296     12.65
                      Fairfield, Connecticut

                      Bruce S. Wolcott                25,296 (4)           --          25,296     12.65
                      Canandaigua, New York

                      Grace W. Wadell                 25,292 (4)           --          25,292     12.65
                      Bala Cynwyd, Pennsylvania

                      Mark S. Wolcott                 25,292 (4)           --          25,292     12.65
                      Pittsford, New York

                      Peter J. Wolcott                15,222 (4)           --          15,222      7.61
                      Bridgewater, Connecticut


10% Series A          Arthur S. Wolcott               212,840 (5)          --         212,840     52.26
Preferred Stock
                      Kraig H. Kayser (6)              32,168         141,644 (7)     173,812     42.68

                      Hannelore Wolcott-Bailey         20,588              --          20,588      5.06
                      Penn Yan, New York


10% Series B          Arthur S. Wolcott               212,200 (8)          --         212,200     53.05
Preferred Stock
                      Kraig H. Kayser                      --         165,080 (9)     165,080     41.27

                      Hannelore Wolcott-Bailey         22,720              --          22,720      5.68


Class A Common Stock(10)  Edwin S. Marks (11)         362,892         339,432 (12)    702,324     18.41%
                          Great Neck, New York

                          The Pillsbury Company (13)       --         346,570         346,570      9.08
                          Grand Metropolitan PLC
                          Minneapolis, Minnesota

                          Kraig H. Kayser (14)         53,728         300,315         354,043      9.27

                          Arthur S. Wolcott (15)       86,519         256,300         342,819      8.98

                          Susan W. Stuart (16)         55,874          98,028         153,902      4.03

                          Franklin Advisory           191,600              --         191,600      5.02
                           Services (17)
                          San Mateo, California

                          T. Rowe Price               276,400              --         276,400      7.25
                           Associates, Inc.
                          Baltimore, Maryland (18)


Class B Common Stock      Edwin S. Marks (11)         212,642         202,162 (19)    414,804     14.99

                          Kraig H. Kayser              80,170         301,628 (20)    381,798     13.78

                          Arthur S. Wolcott            52,648         216,931 (21)    269,579      9.73

                          Susan W. Stuart              62,050         258,596 (22)    320,646     11.57

                          Hansen Fruit & Cold         170,500              --         170,500      6.16
                           Storage Co., Inc. (23)
                          Yakima, Washington


Convertible               Carl Marks Strategic      2,304,161              --       2,304,161     64.43
Participating Preferred    Investments, LP
Stock (24)                New York, New York (25)

                          Carl Marks Strategic        691,575              --         691,575     19.34
                           Investments II, LP
                          New York, New York (25)

                          Edwin S. Marks              145,000          106,520        251,520      7.03



(1)  Business address:  Suite 1010, 1605 Main Street, Sarasota, Florida 34236.

(2) The L. Jerome Wolcott, Sr. Trust does not have voting power but has other attributes of beneficial ownership with respect to these shares.

(3) These shares are included in the shares described in note 13 to the table under the heading "Ownership by Management".

(4) These shares are included in the shares described in note 6 to the table under the heading "Ownership by Management".

(5)  See note 7 to the table under the heading "Ownership by Management".

(6)  Business address: 1162 Pittsford-Victor Road, Pittsford, New York 14534.

(7)  See note 14 to the table under the heading "Ownership by Management".

(8)  See note 8 to the table under the heading "Ownership by Management".

(9)  See note 15 to the table under the heading "Ownership by Management".

(10) Does not include 2,995,763 shares of Convertible Participating Preferred Stock held by the New Investors which are convertible on a share-for-share basis into 2,995,763 shares of Class A Common Stock. Does not include 251,520 shares of Convertible Participating Preferred Stock held by the Related Marks Shareholders, which are convertible into 251,520 shares of Class A Common Stock. See notes 12, 13, and 21 below. See also notes 9 and 18 to the table under the heading "Ownership by Management."

(11) Based on a statement on Schedule 13D filed by Edwin S. Marks with the SEC (as most recently amended in July 1998) and Form 4 filed with the SEC by Edwin S. Marks for March 2000.

(12) Edwin S. Marks shares voting and dispositive power with respect to 117,520 of these shares with his wife and daughters. He disclaims beneficial ownership of these shares.

(13) Based on a statement on Schedule 13D filed by The Pillsbury Company and Grand Metropolitan with the SEC in March 1996.

(14) See note 11 to the table under the heading "Ownership by Management".

(15) See note 4 to the table under the heading "Ownership by Management".

(16) See note 16 to the table under the heading "Ownership by Management".

(17) Based on a statement on Schedule 13G filed with the SEC February 2000, by Franklin Advisory Services, Inc.

(18) These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(19) Edwin S. Marks shares voting and dispositive power with respect to 105,770 of these shares with his wife. He disclaims beneficial ownership of his wife's shares.

(20) See note 12 to the table under the heading "--Ownership by Management."

(21) See note 5 to the table under the heading "--Ownership by Management."

(22) See note 17 to the table under the heading "--Ownership by Management."

(23) Based on a statement on Schedule 13D filed with the SEC by Hansen Fruit &
     Cold Storage Co., Inc.  (Hansen  Fruit") in November 1998.   According  to
     the Schedule 13D, Gary Hansen, the President and director of Hansen Fruit, has sole voting and dispositive power over the indicated shares.

(24) The shares of Convertible Participating Preferred Stock are not currently entitled to vote on matters submitted to shareholders (other than as required by law); however, these shares are convertible on a one-for-one basis into shares of Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.

(25) Does not include 24,159 shares of stock owned by Uranus Fund, Ltd., hich is related via common ownership to Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments II, L.P. See note 9 to the table under the heading "Ownership by Management."

Information Concerning Operation Of The Board of Directors

     In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed several committees including an Audit Committee, a Compensation Committee and a Nominating Committee.

     The members of the Audit Committee are Edward O. Gaylord (Chairman), Robert
T. Brady, David L. Call, G. Brymer Humphreys, Andrew M. Boas and Arthur H. Baer. The Audit Committee recommends to the full Board of Directors the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with management the scope and results of the Company's internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties.

     The Nominating  Committee consists of Arthur S. Wolcott (Chairman),  Robert
T. Brady, G. Brymer Humphreys and Andrew M. Boas. The Nominating Committee screens and selects nominees for vacancies in the Board of Directors as they occur. Consideration will be given to serious candidates for director who are recommended by shareholders of the Company. (Shareholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, 1162 Pittsford-Victor Road, Pittsford, New York 14534, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination.)

     The Compensation Committee consists of David L. Call (Chairman), Edward O. Gaylord, Susan W. Stuart and Andrew M. Boas. The Compensation Committee establishes the level of compensation on an annual basis for all executive officers.

     During the fiscal year ended March 31, 2001, the Board of Directors had four meetings, the Audit Committee had three meetings, the Nominating Committee had one meeting and the Compensation Committee had one meeting. All directors who served during the entire fiscal year attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any committee of the Board on which he or she served.

Certain Relationships and Related Transactions

     Humphreys Farms Inc. is a member of Agrilink Foods, a processing and marketing cooperative. During fiscal 2001, Humphreys Farms Inc., acting on behalf of Agrilink Foods, delivered to the Company raw product with a total value (including crop, harvesting and trucking payments) of $186,694. G. Brymer Humphreys, a director of the Company, is President and a 23% shareholder of Humphreys Farms Inc.

     David L. Call is Chairman, and Edward O. Gaylord is an investor in the company AnAerobics, Inc. AnAerobics, Inc. is constructing a corn silage digester at the Company's Montgomery, Minnesota plant. The total cost of the project is approximately $750,000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Act of 1934 requires that the Company's directors, officers and shareholders owning more than 10% of a registered class of equity securities of the Company file reports with the SEC within the first ten days of the month following any purchase or sale of shares in the Company. The Company is not aware that any from this group failed to make such filings in a timely manner during the past year.

EXECUTIVE OFFICERS

The following is a listing of the Company's executive officers:

                                                                                               Served as
                                                                                                Officer
Officer                    Principal Occupation for Past Five Years (1)                 Age      Since
-------                    ----------------------------------------                     ---    ---------

Arthur S. Wolcott          See table under "Election of Directors".                       75     1949

Kraig H. Kayser            See table under "Election of Directors".                       40     1991

Philip G. Paras            Chief Financial Officer since March 31, 2000;                  40     1996
                           Vice President-Finance from 1996 to 2000 and Treasurer of
                           the Company since 1997.

Jeffrey L. Van Riper       Secretary and Controller of the Company.                       44     1986

Sarah M. Mortensen         Assistant Secretary of the Company.                            56     1986



(1) Unless otherwise indicated, each officer has had the same principal occupation for at least the past five years.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended March 31, 2001, 2000 and 1999.

    Name of Individual and             Fiscal              Annual Compensation
      Principal Position                Year               -------------------
    ----------------------             ------             Salary          Bonus
                                                          ------          -----

      Arthur S. Wolcott               2001            $ 370,590       $     --
        Chairman and Director         2000              359,000             --
                                      1999              346,000             --

      Kraig H. Kayser                 2001            $ 312,824       $     --
        President, Chief Executive    2000              304,474             --
        Officer and Director          1999              292,000             --



Pension Benefits


     The executive officers of the Company are entitled to participate in the Pension Plan (referred to in this section as the "Plan"), which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Plan to provide improved pension benefits under the Plan's Excess Formula. The Excess Formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his compensation covered by Social Security.

     Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula. The Offset Formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. Pursuant to changes required by the Tax Reform Act of 1986 the Company amended the Plan to cease further accruals under the Offset Formula as of July 31, 1989. Participants who were eligible to receive a benefit under the Offset Formula will receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula as of July 31, 1989. The maximum permitted annual retirement income under either formula is $140,000.

     The following table sets forth estimated annual retirement benefits payable at age 65 for participants in certain compensation and years of service classifications using the highest number obtainable under both formulas (based on the maximum Social Security benefit in effect for the calendar year ending December 31, 2000)


   Five Highest
   Consecutive                                                  ANNUAL BENEFITS
      Years                  -----------------------------------------------------------------------------
     Earnings                15 Year          20 Years         25 Years         30 Years          35 Years
     --------                -------          --------         --------         --------          --------

        $90,000             $ 13,100          $ 17,500         $ 21,800         $ 26,200          $ 30,500
        120,000               18,500            24,700           30,800           37,000            43,100
        150,000               25,700            31,900           39,800           47,800            55,700
        180,000 or            29,200            35,200           44,000           52,800            61,600
                higher

     Under the Plan, Arthur S. Wolcott and Kraig H. Kayser have 52 years and 9 years of credited service, respectively. Their compensation during fiscal 2001 covered by the Plan was $370,590 for Mr. Wolcott and $312,824 for Mr. Kayser. The Internal Revenue Code limits the amount of compensation that can be taken into account in calculating retirement benefits (for 2001 the limit is $170,000).


Directors' Fees

     During fiscal year 2001, directors were paid a fee of $1,000 per month. Any director who is also an officer of the Company receives no director fee.


Stock Options

     No options were granted or exercised in the period from April 1, 2000, to the date of this Proxy Statement, nor were any unexpired options held at the latter date by any officer or director of the Company.


Profit Sharing Bonus Plan

     The Company has a Profit Sharing Bonus Plan for certain eligible employees of the Company ("Corporate Profit Sharing" for the officers and certain key Corporate employees and "Operating Unit Profit Sharing" for certain key Operating Unit employees). Under Corporate Profit Sharing, some or all of the Corporate Profit Sharing Pool (10% of the Corporate Bogey as defined below) will be paid only if Pre-Tax Profits (as defined) equal or exceed the Corporate Bogey. The bonuses will be distributed at the sole discretion of the Chief Executive Officer upon approval of such bonuses by the Compensation Committee of the Board of Directors. Under the Operating Unit Profit Sharing, the Operating Unit Profit Sharing pool (10% of Pre-Tax Profit less the Operating Unit Bogey as defined below) will be paid only if the Pre-Tax Profit of the Operating Unit equals or exceeds the Operating Unit Bogey. The bonuses will be distributed at the discretion of the Operating Unit President. For fiscal 2000 the Corporate Bogey will be equal to the greater of (i) five percent of the prior year's Consolidated Net Worth of the Company plus the Pillsbury Subordinated Note or
(ii) five percent plus the annual increase in the Consumer Price Index greater than five percent, times the prior year's Consolidated Net Worth of the Company. The Operating Unit Bogey will be an amount equal to the average gross assets employed by the Vegetable, Chip, Fruit or Flight Operations for the preceding 12 months divided by the consolidated average gross assets of the Company for the same period multiplied by the Corporate Bogey.

Bonuses earned in 2001, 2000, and 1999 under the Profit Sharing Bonus Plan were $15,800, $18,700 and $30,125, respectively.

Compensation Committee Interlocks and Insider Participation

     Mr. Kayser (President and Chief Executive Officer) serves as Chairman of the Audit Committee, as well as a member of the Compensation Committee of Moog Inc. and as a director on its Board. Mr. Brady, who is the President and Chief Executive Officer of Moog Inc., serves as a director on the Company's Board. Due to Mr. Brady's and Mr. Kayser's cross compensation committee relationship, Mr. Brady would not be considered an independent director serving on the Audit Committee. However, Mr. Brady can still serve on the Audit Committee since he qualifies for the "one-member" exception to this rule. The other members of the Audit Committee qualify as independent directors. Members of the Company's Compensation Committee are David L. Call (Chairman), Edward O. Gaylord, Susan W. Stuart and Andrew M. Boas.

Compensation Committee Report On Executive Compensation

     The Compensation Committee is responsible for providing overall guidance with respect to the Company's executive compensation programs. The goal of the Compensation Committee is to maintain a competitive compensation program in order to attract and retain well qualified management, to provide management with the incentive to accomplish the Company's financial and operating objectives and to link the interest of the Company's executive officers and management to the interests of its stockholders through bonuses tied to financial performance. The Compensation Committee is composed of four members and meets annually to review the Company's compensation programs, including executive salary administration and the profit sharing plan.

     The Compensation Committee believes that the Company's executives should be rewarded for their contributions to the Company's attaining annual financial goals, as set forth in the annual budget, which is subject to revision during the year, and their attaining annual individual objectives. The Company pays its executive officers two principal types of compensation: base salary and Corporate Profit Sharing plan, each of which is more fully described below.

     Base Salary - The Company has historically established the base salary of its executive officers on the basis of each executive officer's scope of responsibility, experience, individual performance and accountability within the Company. In that regard the Company reviews comparable salary and other compensation arrangements in similar businesses and companies of similar size to determine appropriate levels necessary to attract and retain top quality management.

     Profit Sharing Plan - To further align the interests of executive officers with those of the Company's shareholders, a significant component of an executive officer's total compensation arrangement is participation in the annual profit sharing plan. An executive is rewarded with a cash bonus equal to a percentage of the executive's base salary if the Pre-Tax Profit of the Company for that year equals or exceeds the Corporate Bogey (see "--Profit Sharing Bonus Plan").

     Performance Review - The general policies described above for the compensation of executive officers also apply to the compensation level approved by the Compensation Committee with respect to the 2001 compensation for the Chief Executive Officer. Based on the criteria outlined above, the Compensation Committee awarded to Kraig H. Kayser a base salary of $312,824 for the fiscal year 2001. The Compensation Committee recognized Mr. Kayser's leadership role in guiding the overall performance of the Company towards its desired strategic direction as well as managing costs while growing the business.

Summary

     The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the food processing industry. The Compensation Committee recognizes its responsibility to the Company's shareholders and intends to continue to
establish  and  implement   compensation   policies  that  are  consistent  with
competitive practice and are based on the Company's and the executives' performance.

     This report has been submitted by the Compensation Committee of the Company's Board of Directors:

David L. Call     Edward O. Gaylord    Susan W. Stuart     Andrew M. Boas

Audit Committee

     The Audit Committee's Report for 2001 follows.

                            Audit Committee's Report

     The Audit committee of the Board of Directors, comprised of six outside directors, held three meetings during 2001.

     The  Audit  committee  met  with the  independent  public  accountants  and management to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. The independent public accountants had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission.

                                 Audit Committee


                                Edward O. Gaylord
                                    Chairman

                     Arthur H. Baer       Andrew M. Boas

                     Robert T. Brady      David L. Call

                               G. Brymer Humphreys


     As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2001 by Deloitte & Touche LLP, the Company's independent public accountants, is compatible with maintaining the accountants' independence. See the Ratification of Appointment of Independent Public Accountants on page 17.

     Fees for all services provided by Deloitte & Touche LLP for fiscal year 2001 are as follows:

     Audit Fees

     Amounts billed by Deloitte & Touche LLP related to the 2001 annual financial statement audit and reviews of quarterly financial statements filed it he report on form 10-Q were approximately $108 thousand.

     Financial Information Systems Design and Implementation Fees

     No amounts were billed by Deloitte & Touche LLP in 2001 for financial information systems design and implementation services.

     All Other Fees

     Amounts billed by Deloitte & Touche LLP for all other professional services in 2001 were under $100 thousand. Most of these fees relate to employee benefit plan audits.

Common Stock Performance Graph

     The following graph shows the cumulative, five-year total return for the Company's Common Stock compared with the NASDAQ Market Index (which includes the Company) and a peer group of companies (described below).

     Performance data assumes that $100.00 was invested on March 31, 1996, in the Company's Class B Common Stock, the NASDAQ Market, and the peer group. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.


               Comparison of Five Year Cumulative Total Return of
                            Seneca Foods Corporation
                       NASDAQ Market Group and Peer Group

                            Seneca    Peer
                    Year     Foods    Group       NASDAQ
                    ----    ------    -----       ------

                    1996    100.00    100.00      100.00
                    1997    109.38    101.47      110.92
                    1998    104.69    189.57      166.67
                    1999     67.19    151.86      223.48
                    2000     70.31    196.77      415.20
                    2001     81.25    179.62      151.90


     The companies in the peer group presented in the graph above are H.J. Heinz Company, J.M. Smucker Company, Chiquita Brands International, Inc., Northland Cranberries, Inc., Hain Food Group, Inc., and Dole Food Company, Inc.

     The Company currently is primarily a vegetable processor. Management wishes to include only vegetable processing companies in the peer group for the current year's performance graph. However, due to the fact that some of its competitors are not publicly traded or have less than five years of history as publicly traded companies, there was not enough data available on vegetable processing companies to form a peer group. Therefore, the former peer group companies were retained.




 .

PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors through its Audit Committee has selected Deloitte & Touche LLP, independent public accountants, to act as auditors for the fiscal year ending March 31, 2002 Deloitte & Touche LLP has served as the Company's independent auditors for many years.

     It is anticipated that representatives of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Management recommends a vote FOR its proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2002. Unless marked otherwise, proxies will be voted FOR this purpose.

                                    * * * * *


                        BROKER NON-VOTES AND ABSTENTIONS

     Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of national securities exchanges withhold the broker's authority to vote in the absence of direction from the beneficial owner.


                                VOTING OF PROXIES

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices (including abstentions) are not indicated, the shares represented by all valid proxies received will be voted FOR the nominees for director named earlier in this Proxy Statement and FOR approval of Proposal 2 as described earlier in this Proxy Statement.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy will vote in accordance with their judgment. The Board knows of no other matters, which may be presented to the meeting.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals must be received at the Company's offices no later than February 22, 2002, in order to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting.


                                  MISCELLANEOUS

     To assure a quorum at the annual meeting (the holders of a majority of the stock entitled to vote thereat constitute a quorum), shareholders are requested to sign and return promptly the enclosed form of proxy in the envelope provided. A shareholder who has delivered a proxy may attend the meeting and, if he or she desires, vote in person at the meeting.

                                          By order of the Board of Directors,


                                          JEFFREY L. VAN RIPER
                                          Secretary

DATED:     Pittsford, New York
           June 26, 2001

                            SENECA FOODS CORPORATION

                             AUDIT COMMITTEE CHARTER
                             -----------------------
                           Dated as of August 4, 2000


This charter shall be reviewed, updated and approved annually by the board of directors.

Role and Independence
---------------------
The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

The audit committee believes that it will best carry out its responsibilities to the directors and shareholders if its policies and procedures remain flexible so that it may adjust and react to changing events and conditions.

Responsibilities
----------------
The audit committee's primary responsibilities include:

     o Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

     o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, the scope of the proposed audit for the current year, receiving and reviewing audit reports, providing the auditor full access to the committee (and the board) to report on any and all appropriate matters, and reviewing and discussing with the auditors and management the reports and recommendations by the auditors.

Page 2
Audit Committee Charter


     o Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.

     o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate, and obtaining confirmation from the auditors that they have communicated to the audit committee all matters required to be communicated by applicable Statements on Auditing Standards. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

     o Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

     o Discussing with management, the internal auditors and the external auditors the quality and adequacy of the company's internal controls.

     o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     o Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

                            SENECA FOODS CORPORATION

                            1162 Pittsford-Victor Rd.
                            Pittsford, New York 14534

                                      PROXY

         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 3, 2001

          The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 3736 South Main Street, Marion, New York, on Friday, August 3, 2001 at 1:00 pm., Eastern Daylight Savings Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

                 MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND FOR ITEM 2.

1. Election of Directors: Election of the three nominees listed below to serve until the annual meeting of shareholders in 2003 or until their successors are duly elected and shall qualify:

[ ]  FOR  all  nominees  listed  below  (except  as  marked  to  the contrary below);
[ ]  WITHHOLD   AUTHORITY   to   vote   for   all
     nominees listed below.

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his or her name in the list below:

             Andrew M. Boas, Douglas F. Brush, Susan W. Stuart

2. Appointment of Auditors: Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2002:

                    [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

     The shares represented by this Proxy will be voted as directed by the shareholder. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ITEM 2.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                        Signature:______________________________


                                  ______________________________
                                  Joint owners should each sign.
                                  Executors, administrators, trustees,
                                  guardians and corporate officers should
                                  give their titles.

                        Dated:    _______________________________

                       (PLEASE SIGN AND RETURN PROMPTLY)